Viacom Inc. and Subsidiaries
                  Computation of Net Earnings (Loss) Per Share

                                                                 Year ended December 31,
                                                           -----------------------------------
                                                             1998         1997         1996
                                                             ----         ----         ----
                                                         (In millions, except per share amounts)
Earnings (loss):
Earnings (loss) from continuing operations .............   $  (43.5)    $  373.5     $   152.2
Cumulative convertible preferred stock dividend
  requirement ..........................................      (57.2)       (60.0)        (60.0)
Discount on repurchase of preferred stock ..............       30.0           --            --
                                                           --------     --------     ---------
Earnings (loss) from continuing operations
  attributable to common stock .........................      (70.7)       313.5          92.2
Earnings (loss) from discontinued operations, net of
  tax ..................................................      (54.1)        14.9         (62.0)
Net gain on dispositions, net of tax ...................       49.9        405.2       1,157.7
Extraordinary loss, net of tax .........................      (74.7)          --            --
                                                           --------     --------     ---------
Net earnings (loss) ....................................   $ (149.6)    $  733.6     $ 1,187.9
                                                           ========    =========    ==========

Basic computation:
Shares:
Weighted average number of common shares ...............      708.7        705.8         728.0
                                                           ========    =========    ==========

Net earnings per common share:
Earnings (loss) from continuing operations .............   $  (0.10)   $    0.44    $     0.13
Earnings (loss) from discontinued operations, net of
  tax ..................................................      (0.08)        0.02         (0.09)
Net gain on dispositions, net of tax ...................       0.07         0.58          1.59
Extraordinary loss, net of tax .........................      (0.10)          --            --
                                                           --------     --------     ---------
Net earnings (loss) ....................................   $  (0.21)   $    1.04    $     1.63
                                                           ========    =========    ==========

Diluted computation:
Shares:
Weighted average number of common shares (basic) .......      708.7        705.8         728.0
  Common shares potentially issuable in connection with:
     Stock options and warrants(1): ....................         --          2.7           6.7
                                                           --------     --------     ---------
Weighted average number of common shares (diluted) .....      708.7        708.5         734.7
                                                           ========    =========    ==========

Net earnings (loss) per common share:
Earnings (loss) from continuing operations .............   $  (0.10)   $    0.44    $     0.13
Earnings (loss) from discontinued operations, net of
  tax ..................................................      (0.08)        0.02         (0.09)
Net gain on dispositions, net of tax ...................       0.07         0.58          1.58
Extraordinary loss, net of tax .........................      (0.10)          --            --
                                                           --------     --------     ---------
Net earnings (loss) ....................................   $  (0.21)   $    1.04    $     1.62
                                                           ========    =========    ==========

(1) For the year ended December 31, 1998, the assumed exercise of stock options had an anti-dilutive effect on earnings per share, and therefore was excluded from the diluted earnings per share calculation.